UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Context Therapeutics Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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April 26, 2024
To our stockholders:
We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders of Context Therapeutics Inc. to be held on Thursday, June 13, 2024 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNTX2024 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you).
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are sending to our stockholders a notice instead of paper copies of this proxy statement and our 2023 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2023 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received, or, if you receive a paper proxy card or voting instruction form by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you receive.
Thank you for your ongoing support of and continued interest in Context Therapeutics Inc. We look forward to your participation at the Annual Meeting.

Sincerely,
/s/ MARTIN LEHR
Martin Lehr
Chief Executive Officer

CONTEXT THERAPEUTICS INC.
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 13, 2024
To the Stockholders of Context Therapeutics Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the "Annual Meeting") of Context Therapeutics Inc., a Delaware corporation (the "Company") will be held on Thursday, June 13, 2024 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNTX2024 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you). There is no physical location for the Annual Meeting. The purpose of the Annual Meeting will be the following:
1.To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.
2.To elect Richard Berman, Dr. Philip Kantoff, Martin Lehr, Jennifer Evans Stacey and Linda West to our Board of Directors, each to serve until our 2027 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified.
3.To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 15, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.
For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (267) 225-7416 during regular business hours.

By Order of the Board of Directors,

/s/ ALEX LEVIT
Alex Levit
Corporate Secretary
Philadelphia, Pennsylvania
April 26, 2024

You are cordially invited to attend the Annual Meeting via our virtual meeting platform. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet prior to the Annual Meeting, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote online while attending the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent's name and account.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 13, 2024

The notice of annual meeting of stockholders, proxy statement and 2023 Annual Report are available at www.proxyvote.com.

CONTEXT THERAPEUTICS INC.
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 13, 2024
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
We are providing you with these proxy materials because the Board of Directors of Context Therapeutics Inc. (the "Board") is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the "Annual Meeting") of Context Therapeutics Inc. (the "Company"), including at any adjournments or postponements thereof, to be held on Thursday, June 13, 2024 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNTX2024 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023, are being distributed and made available on or about April 26, 2024. As used in this Proxy Statement, references to "we," "us," "our," "Context" and the "Company" refer to Context Therapeutics Inc. and our consolidated subsidiaries.
Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.
The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to send the Notice on or about April 26, 2024 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of 2024 Annual Meeting of Stockholders, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2023, will be made available to stockholders on the Internet on the same date.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after April 26, 2024.

How do I attend the Annual Meeting?
The Annual Meeting will be held on Thursday, June 13, 2024 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. There will be no physical meeting location. To participate, you can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CNTX2024 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you). Prior to the Annual Meeting, you should ensure that you have a strong WiFi connection. We also recommend that you log in a few minutes before the Annual Meeting on June 13, 2024 to ensure you are logged in when the meeting starts and to ensure that you can hear streaming audio prior to the start of the meeting. Online check-in will begin at 8:15 a.m. Eastern Time on June 13, 2024.
We have decided to hold a virtual meeting because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Information on how to vote online while attending the Annual Meeting is discussed below.
Can I ask questions at the Annual Meeting?
Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/CNTX2024 using your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you), and typing your question in the box in the Annual Meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.
What if I need technical assistance accessing or participating in the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call toll free: 1-844-986-0822, or if calling internationally, please call: 1-303-562-9302.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 15, 2024 will be entitled to vote online while attending the Annual Meeting. On this record date, there were 15,966,053 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 15, 2024, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company), then you are a stockholder of record. As a stockholder of record, you may vote online while attending the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet prior to the meeting, over the telephone, or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 15, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online while attending the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are two matters scheduled for a vote:

•Ratification of the selection by the Audit Committee of the Board of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 (Proposal 1).
•Election of Richard Berman, Dr. Philip Kantoff, Martin Lehr, Jennifer Evans Stacey and Linda West to our Board of Directors, each to serve until our 2027 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified. (Proposal 2).
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons acting as proxies to vote on those matters in accordance with their best judgment.
How do I vote?
Proposal No. 1: Ratification of the Appointment of CohnReznick LLP as the Independent Registered Public Accounting Firm of the Company. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not expected to occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on the ratification of independent registered public accounting firms under stock exchange rules without specific instructions from the beneficial owner of such shares. Abstentions will have the same effect as votes cast against the proposal.

Proposal No. 2: Election of Directors. Votes may be cast: FOR ALL nominees, WITHHOLD ALL nominees or FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy or voting instructions. A plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is required to elect director nominees, and as such, the five nominees who receive the greatest number of votes cast by stockholders entitled to vote on the matter will be elected. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online while attending the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet prior to the Annual Meeting, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the Annual Meeting even if you have already voted by proxy.

•To vote online during the Annual Meeting, join the virtual Annual Meeting at www.virtualshareholdermeeting.com/CNTX2024 using your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you) and follow the instructions in the Annual Meeting portal.
•To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 12, 2024 to be counted.
•To vote through the Internet without attending the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. Have your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you) and follow the instructions in the Annual Meeting portal. Your Internet vote must be received by 11:59 p.m., Eastern Time on June 12, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online while attending the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online via proxy prior to the Annual Meeting, and Internet voting to allow you to vote your shares during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 15, 2024.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by telephone, through the Internet prior to the Annual Meeting, by completing the printed proxy card that may be delivered to you or online while attending the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a "routine" matter under applicable rules. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine" under applicable rules but not with respect to "non-routine" matters. Under applicable rules and interpretations, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Proposal 1 is considered to be a “routine” matter, so your broker or nominee may vote your shares in its discretion on that proposal even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "FOR" the ratification of the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and “FOR ALL” director nominees listed under Proposal 2. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).
•You may grant a subsequent proxy by telephone or through the Internet prior to the Annual Meeting.
•You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103.
•You may attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting via the virtual platform will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card or telephone or Internet proxy is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change your voting instructions.
When are stockholder proposals and director nominations due for next year's annual meeting?
To be considered for inclusion in next year's proxy materials, you must submit your proposal, in writing, by December 27, 2024, to our Corporate Secretary c/o Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Pursuant to our bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2025 Annual Meeting of Stockholders, to be timely, you must notify our Corporate Secretary between 8:00 a.m., local time, on the 120th day prior to the first anniversary of the 2024 Annual Meeting of Stockholders and not later than 5:00 p.m. on the 90th day prior to the first anniversary of the 2024 Annual Meeting of Stockholders. If the date of the 2025 Annual Meeting of Stockholders occurs more than 25 days before or after the first anniversary of the 2024 Annual Meeting of Stockholders, then to be timely, such notice must be received by our Corporate Secretary no earlier than 8:00 a.m., local time, on the 120th day prior to the 2025 Annual Meeting of Stockholders and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of the Stockholders was first made by the Company. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes "FOR," "AGAINST," abstentions and, if applicable, broker non-votes. Abstentions will have the same effect as votes cast against Proposal 1. Abstentions will not be counted towards the vote total for Proposal 2, and will have no effect on the voting of that proposal.
What are "broker non-votes"?
As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve the proposal and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Ratification of the selection of CohnReznick LLP as our Independent Registered Public Accounting Firm	To approve Proposal 1, stockholders holding a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote must vote "FOR" the proposal.	Same effect as votes cast “AGAINST”	Not applicable(1)
2
Election of Richard Berman, Dr. Philip Kantoff, Martin Lehr, Jennifer Evans Stacey and Linda West to our Board of Directors, each to serve until our 2027 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified
		The five director nominees receiving the highest number of “FOR” votes will be elected to our Board of Directors.	None	None
(1)This proposal is considered to be a "routine" matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the outstanding shares entitled to vote are present at the Annual Meeting by remote communication or represented by proxy. On the record date, there were 15,966,053 shares outstanding and entitled to vote.
For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy or that are represented by remote communication at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.
Will a list of stockholders entitled to vote at the Annual Meeting be available?
For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (267) 225-7416 during regular business hours.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The following table provides membership information during 2023 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Martin Lehr
Richard Berman	X		X	(1)
Jennifer Evans Stacey, Esq.	X		X		X	(1)
Philip Kantoff, MD					X
Linda West	X	(1)	X		X
____________________________
(1)Chairperson.
Below is a description of each committee of the Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq Stock Market (“Nasdaq”) rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of our independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; confers with management and our independent registered public accounting firm, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its filings with the SEC.
The Audit Committee is composed of three directors: Ms. West; Mr. Berman; and Ms. Stacey. The Audit Committee met seven times during fiscal year 2023. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://ir.contexttherapeutics.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules and under Rule 10A-3 under the Exchange Act). The Board has also determined that Ms. West qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. West's level of knowledge and experience based on a number of factors, including her formal education and experience holding multiple finance leadership roles.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board

("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Linda West, Chairperson
Richard Berman
Jennifer Evans Stacey, Esq.
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of three directors: Mr. Berman, Ms. Stacey, and Ms. West. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met three times during fiscal year 2023. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://ir.contexttherapeutics.com.
The Compensation Committee acts on behalf of the Board to:
•review our executive compensation programs to assess whether the programs are designed to enable it to recruit, retain and motivate talented and diverse executives, and are appropriately competitive, support organization objectives and stockholder interests, and create a pay for performance linkage, while also structuring compensation programs to, where determined appropriate, preserve tax deductibility;
•oversee all our material employee benefit plans and programs, including the authority to adopt, amend and terminate such plans and programs, including approving changes in the number of shares reserved for issuance thereunder, subject to any necessary or advisable approval by our Board or stockholders;
•review and discuss annually our compensation policies and practices with management to promote the success of our business and to determine whether the policies and practices encourage excessive risk-taking, review the relationship between risk management policies and compensation and evaluate compensation policies and practices that could mitigate any such risk;
•review, approve and administer annual and long-term incentive compensation plans for executive officers and other senior executives, including by (i) establishing performance objectives and certifying performance achievement, (ii) evaluating the competitiveness of such plans, (iii) reviewing and approving all equity incentive plans and grant awards under such plans, and (iv) adopting, amending and terminating any such plans;
•administer our equity incentive plans;
•review and approve amendments to, or termination of, any compensatory contracts or similar transactions or arrangements with such other employees as the Compensation Committee determines, including employment agreements, severance arrangements, transition or consulting agreements, retirement agreements and change-in-control agreements or provisions;
•consider for adoption and oversee any stock ownership guidelines, share retention policies or clawback policies applicable to our executive officers; and
•undertake any other tasks enumerated in the charter of the Compensation Committee.
Compensation Committee Processes and Procedures
The Compensation Committee meets as often as it deems necessary, but at least once per year. From time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. However, neither the Chief Executive Officer, nor any other executive officer, may be present during portions of any meetings during which his or her respective performance or compensation are being deliberated or determined. In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.
During each of 2021 and 2022, after taking into consideration the factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Cannae HR Solutions (the "Consultant"), a compensation consulting firm, as a compensation consultant. Management also engaged the Consultant as a compensation consultant for 2023 and reported this information back to the Compensation Committee. The Compensation Committee has assessed the Consultant's independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee or management. Specifically, the Compensation Committee and management engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment to help determine appropriate cash and equity compensation for our executive officers and other senior management against compensation for similarly situated executives at the companies the Consultant identified, in coordination with our Compensation Committee, to be comparable to the Company, and in determining appropriate employment agreement terms for our executive officers. During each of 2021 and 2022, our management did not have the ability to direct the Consultant's work, and for 2023, management engaged the Consultant to provide the same services as during previous engagements.
The Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the last quarter of each year and the first quarter of the following year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which recommends, for approval by the independent members of the Board, any adjustments to the Chief Executive Officer’s compensation as well as equity awards to be granted. For all executives officers and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive officer and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive officer and director compensation paid at other companies identified by such consultant to be comparable to us.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for, among other things, developing, and recommending to the Board for its approval, criteria and qualifications for service as a director of the Company, identifying, evaluating and recommending to the Board candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing the structure and composition of each committee of the Board and continually reviewing important issues and developments in corporate governance.
The Nominating and Corporate Governance Committee is composed of three directors: Ms. Stacey, Dr. Kantoff, and Ms. West. Each member of the Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met two times during fiscal year 2023. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at https://ir.contexttherapeutics.com.
The Nominating and Corporate Governance Committee has not established specific minimum qualifications for Board members but believes that the assessment of director qualifications may include numerous factors, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the Board, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experiences represented on the Board. Unless the Board determines that the carrying out of a director’s responsibilities to the Company will not be adversely affected by the director’s other directorships: an executive officer-director will not serve on the board of more than two public companies; and directors who are not executive officers will not serve on more than four public company boards in addition to the Board of the Company. In September 2022 and January 2024, the Nominating and Corporate Governance Committee considered Mr. Berman’s other public company directorships and determined that the carrying out of his responsibilities to the Company will not be adversely affected by such directorships. Among other factors, the Nominating and Corporate Governance Committee considered Mr. Berman’s excellent record of attendance at Board and committee meetings, the high quality of his contributions at such Board and committee meetings, and the relevant experience he has from serving on other boards.
The Nominating and Corporate Governance Committee and the Board evaluate each director in the context of the membership of the Board as a group, with the objective of maintaining a Board that can best perpetuate the success of the business and represent stockholder interests. In determining whether to recommend an incumbent director for re-election, the Nominating and Corporate Governance Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company and other qualifications and characteristics set forth above and in the Nominating and Corporate Governance Committee’s charter. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may also engage, if it deems appropriate, a professional search firm.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders so long as such recommendations and nominations comply with our charter and bylaws, all applicable Company policies and all applicable laws, rules and regulations, and in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Secretary of the Company at Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103 in accordance with the procedures set forth in the Company’s bylaws. Such recommendations must also include: the full name of the proposed nominee; the proposed nominee’s home and business contact information; detailed biographical information; relevant qualifications; a signed letter from the candidate confirming the candidate’s willingness to serve; information regarding any relationships between the candidate and the Company; evidence of the recommending stockholder’s ownership of Company stock; and a statement from the recommending stockholder in support of the candidate.
Stockholder Communications with the Board of Directors
Stockholder communications will be reviewed by our Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All potential violations reported in accordance with our Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be immediately sent to our Chairperson of the Audit Committee and to our Chief Legal Officer, who will promptly notify the Audit Committee of all complaints that pertain to an accounting or audit matter and will determine the planned course of action. Communications regarding matters other than accounting or audit will be investigated by our Chief Legal Officer or another appropriate person designated by our Chief Legal Officer.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available on our website at https://ir.contexttherapeutics.com on the "Governance" page.

Code of Business Conduct
We have adopted a Code of Business Conduct and Ethics (the "Code of Conduct"), applicable to all of our employees, executives, directors and independent contractors. The Code of Conduct is available on our website at https://ir.contexttherapeutics.com on the "Governance" page. Our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. If we make any substantive amendments to the Code of Conduct or we grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors presently has one class containing five members. Pursuant to our Amended and Restated Certificate of Incorporation, the current slate of directors shall continue in office until their term expires at the third annual meeting of stockholders following the date of the Amended and Restated Certificate of Incorporation. Therefore, each member of the board shall serve until their term expires at our 2024 annual meeting of stockholders. Thereafter, each director elected at the upcoming meeting of stockholders will serve as a member of our Board of Directors until our 2027 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified.
Set forth below is biographical information as of March 1, 2024, for each person who is nominated for election as a director at our upcoming Annual Meeting, including the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director nominee should serve on our Board. There are no family relationships among our executive officers or directors.

Name	Age	Position(s) Held with Context	Director Since
Martin Lehr	40	Director, President and Chief Executive Officer	2015
Richard Berman	81	Chairman of the Board	March 2021
Jennifer Evans Stacey, Esq.	59	Director	March 2021
Philip Kantoff, MD	69	Director	December 2018
Linda West	64	Director	March 2021

Martin Lehr – Chief Executive Officer and Director
Mr. Lehr is the Co-founder and Chief Executive Officer of Context Therapeutics and has served as a member of our board of directors since its founding in 2015. In addition, Mr. Lehr serves on the boards of Praesidia Biotherapeutics and CureDuchenne Ventures. Previously, Mr. Lehr was part of the founding team at Osage University Partners, a venture capital fund focused on academic spinouts from leading research institutions. Prior to Osage University Partners, Mr. Lehr conducted research at the Sloan Kettering Institute in DNA repair and at the Children’s Hospital of Philadelphia in thrombosis and hemostasis. Mr. Lehr is a director of BioBreak, a biotech executive peer networking group with over 2,500 active members across the United States, and an advisory board member of Life Science Cares and Life Science Leader magazine. Mr. Lehr holds an M.A. in Biotechnology from Columbia University and a B.A. in Economics from the University of Pennsylvania. The Company has determined that Mr. Lehr’s business experience and management background make him a qualified member of our management group and board of directors.

Richard Berman – Chairman of the Board, Director
Mr. Berman has served as a member of our board of directors since March 2021 and as Chairman of the board of directors since March 2021. Mr. Berman’s business career spans over 35 years of venture capital, senior management and merger & acquisitions experience. In the past five years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. Currently, he is a director of the following other public companies: Cryoport, Inc., COMSovereign Holding Corp., BioVie Inc., Sidus Space, and Genius Group Ltd. Over the last decade he has served on the boards of six companies that have reached over $1 billion in market capitalization - Cryoport, Kapitus, Advaxis, Inc. (now Alaya Corporation), EXIDE, Internet Commerce Corporation and Ontrak, Inc. (formerly Catasys). Mr. Berman also previously served as a director of the following public companies: Advaxis, Inc., BriaCell Therapeutics Corp. and Ontrak, Inc. Previously, Mr. Berman worked at Goldman Sachs and was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments. In the 1980s, he created one of the largest battery companies in the world by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE). He also helped create SoHo, the lower Manhattan neighborhood in NYC, by developing five buildings, and he has advised on over $4 billion in M&A transactions, completing over 300 deals. Mr. Berman is a past director of the Stern School of Business of New York University where he obtained his B.S. and M.B.A. degrees. He also has U.S. and foreign law degrees from Boston College and the Hague Academy of International Law, respectively. The Company has determined that Mr. Berman’s background and success in the life sciences industry, as well as in investment and finance in general, make him a qualified member of our board of directors.

Jennifer Evans Stacey, Esq. – Director
Ms. Stacey has served as a member of our board of directors since March 2021. Ms. Stacey is currently Chief Legal and Compliance Officer of Galera Therapeutics Inc., a publicly traded clinical-stage biopharmaceutical company. Ms. Stacey has 25 years of global senior executive experience managing public, private and non-profit companies, ranging in size from 60 to 5,500 employees and primarily within the life sciences industry. Prior to Galera, Ms. Stacey served as Vice President,

General Counsel, Secretary and Government Relations at The Wistar Institute, and before that as Senior Vice President, General Counsel, Human Resources and Secretary at Antares Pharma, Inc. Previously, Ms. Stacey served as Executive Vice President, General Counsel, Human Resources, and Secretary at Auxilium Pharmaceuticals, Inc., and as Senior Vice President, Corporate Communications, General Counsel and Secretary at Aventis Behring, LLC. She began her career in life sciences at Rhone-Poulenc Rorer, including two years in their Paris office and prior to that began her legal career at King & Spalding in Washington, DC. Ms. Stacey graduated magna cum laude with an A.B. from Princeton University and earned her J.D. from the University of Pennsylvania Law School. The Company has determined that Ms. Stacey’s business and legal background make her a qualified member of our board of directors.

Philip Kantoff, MD. – Director
Dr. Kantoff has served as a member of our board of directors since December 2018. Dr. Kantoff is the Co-Founder and Chief Executive Officer of Convergent Therapeutics, a clinical stage pharmaceutical company focused on developing next generation radiopharmaceutical therapies for prostate and other cancers. Dr. Kantoff is also currently a director of ESSA Pharma Inc. Previously, Dr. Kantoff served as the Chairman of the Department of Medicine at Memorial Sloan Kettering Cancer Center in New York, which is the leading development and testing center for novel cancer therapies. He also served as Director of The Lank Center for Genitourinary Oncology, Chief of the Division of Solid Tumor Oncology, Vice Chair of the Department of Medical Oncology, and Chair of the Executive Committee on Clinical Research at the Dana-Farber Cancer Institute. He is the Jerome and Nancy Kohlberg Professor Emeritus at Harvard Medical School. He is a member of numerous professional societies and editorial boards. Dr. Kantoff has published more than 500 research articles on a variety of topics and has been cited over 76,000 times, written nearly 100 reviews and monographs on cancer and has edited numerous books, including Prostate Cancer: A Family Consultation, A Multi-Disciplinary Guide published by Blackwell, and Prostate Cancer: Principles and Practice, a definitive text on prostate cancer. The Company has determined that Dr. Kantoff’s medical and business background make him a qualified member of our board of directors.

Linda West – Director
Ms. West has served as a member of our board of directors since March 2021. Ms. West served in multiple leadership roles of increasing responsibility for E. I. du Pont de Nemours and Company from 1981 until her retirement in November 2019. Ms. West most recently served as Vice President, Corporate Planning and Analyses, where she led the execution of transformational transactions from October 2009 until her retirement including major divestitures, spin-offs, acquisitions, and the merger with The Dow Company followed by simultaneous spin-offs into three independent companies. Throughout her career with DuPont, Ms. West had P&L accountabilities varying from late to early stage businesses including DuPont Imaging Technologies, DuPont Personal Protection, DuPont Microcircuit Materials, and DuPont Industrial Imaging. In addition, Ms. West was the Chief Financial Officer of multiple DuPont businesses and was the Vice President, General Auditor and Chief Ethics and Compliance Officer for five years during the initial implementation of the Sarbanes-Oxley Act of 2002. Ms. West serves on the board of directors of Galera Therapeutics, Inc. Ms. West holds a B.S. in Accounting with a minor in Business Administration from the University of Delaware. The Company has determined that Ms. West’s business and finance background make her a qualified member of our board of directors.

Independence of the Board of Directors
As required under Nasdaq listing rules, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the company's board. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director's background, employment and affiliations, including family relationships, our Board determined that all of the directors, other than Mr. Lehr, are "independent directors" as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described above.
Board Leadership Structure
The Board has an independent Chair, Richard Berman, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board's key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings of the Board of Directors
The Board of Directors met 16 times during 2023. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Each member of the Board is expected to attend the annual meeting of stockholders of the Company.
Diversity

It is our goal to have a workforce that reasonably reflects the diversity of qualified talent that is available in relevant labor markets. We seek to recruit, develop and retain the most talented people from a diverse candidate pool.
As described in our Code of Business Conduct and Ethics, we base employment decisions, including selection, development and compensation decisions, on an individual’s qualifications, skills and performance.
We do not base these decisions on personal characteristics or status, such as race, color, sex, pregnancy, national origin, citizenship, religion, age, disability, veteran status, sexual orientation, gender identity, marital status, and/or genetic information. We are fully committed to equal employment opportunity and compliance with the letter and spirit of the full range of fair employment practices and non-discrimination laws in the countries in which we do business.
The below chart illustrates the diversity of the Board of Directors as of March 1, 2024:

Board Diversity Matrix
Total Number of Directors	5
	Female	Male
Part I: Gender Identity
Directors	2	3
Part II: Demographic Background
White	2	3

PROPOSAL 1
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick LLP has audited the Company’s financial statements since January 2021.
Representatives of CohnReznick LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of CohnReznick LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of a majority of the votes cast affirmatively or negatively on this matter will be required to ratify the selection of CohnReznick LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2023 and 2022 by CohnReznick LLP:

	Year Ended December 31,
	2023	2022
Audit fees(1)	$230,685	$251,750
Audit-related fees(2)	1,734	—
Tax fees	—	—
All other fees	—	—
Total fees	$232,419	$251,750
(1)Fees represent professional services related to our annual audit, quarterly review, SEC offerings and accounting consultations.
(2)Fees for due diligence services.

The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and permissible non-audit services to be performed by the independent accountants. These services may include audit services, audit-related services, tax services, and other non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by our independent auditor. If there are any additional services to be provided, a request for pre-approval must be submitted to the Audit Committee for its consideration under the policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to the chair of the Audit Committee. The chair must report any pre-approval decisions to the Audit Committee at its next meeting.

All of the services provided by CohnReznick LLP for the years ended December 31, 2023 and 2022 described above were pre-approved in accordance with the Audit Committee pre-approval policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

PROPOSAL 2

ELECTION OF DIRECTORS

General

Our Amended and Restated Certificate of Incorporation provides that our directors shall serve until their term expires at the third annual meeting of stockholders following the date of the Amended and Restated Certificate of Incorporation. The succeeding directors shall be elected for a full term of three years at such annual meeting, and at each third annual meeting of stockholders after such meeting, directors shall be elected for a full term of three years to succeed the directors whose terms expire. Currently, our Board is composed of five (5) directors. The terms of all of our directors will expire at the Annual Meeting and our stockholders are being asked at the Annual Meeting to re-elect Mr. Berman, Mr. Lehr, Dr. Kantoff, Ms. Stacey and Ms. West, as discussed in more detail below.

Our Board of Directors has nominated, upon the recommendation of our Nominating and Corporate Governance Committee, Richard Berman, Philip Kantoff, MD, Martin Lehr, Jennifer Evans Stacey and Linda West for re-election at the Annual Meeting, each to serve a three-year term expiring at our 2027 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified. Mr. Berman, Mr. Lehr, Dr. Kantoff, Ms. Stacey and Ms. West are currently serving as directors. We expect each nominee will be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by our Board of Directors.

Biographical information and the attributes, skills and experience of each nominee that led our Nominating and Corporate Governance Committee and Board of Directors to determine that such nominee should serve as a director are discussed in the "Executive Officers and Directors" section of this proxy statement.

Vote Required and Recommendation of our Board

The five director nominees receiving the highest number of FOR votes will be elected to our Board of Directors, each to serve until our 2027 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" ON PROPOSAL 2 TO ELECT RICHARD BERMAN, PHILIP KANTOFF, MD, MARTIN LEHR, JENNIFER EVANS STACEY AND LINDA WEST.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of the date of this proxy statement.

Name	Age	Title
Martin Lehr	40	Director, President and Chief Executive Officer
Alex Levit	45	Chief Legal Officer and Corporate Secretary
Jennifer Minai-Azary	46	Chief Financial Officer and Treasurer

Martin Lehr Biographical information for Mr. Lehr is included above with the director biographies under the caption "Information Regarding the Board of Directors and Corporate Governance."

Alex Levit Mr. Levit joined Context in April 2021 as Chief Legal Officer and serves as Corporate Secretary. Prior to joining the Company, Mr. Levit served as Vice President, Deputy General Counsel and Assistant Corporate Secretary and Associate General Counsel and Assistant Secretary of OptiNose, a publicly-traded specialty pharmaceutical company. Prior to OptiNose, Mr. Levit served as Associate General Counsel of Teva Pharmaceuticals, a global pharmaceuticals company, from 2010 until 2017. During his tenures at OptiNose and Teva, Mr. Levit negotiated various in-bound and out-bound licenses, collaborations, mergers and acquisitions, and supply agreements. While at OptiNose, Mr. Levit also handled various public and private financing transactions. Before joining Teva, Mr. Levit was a corporate and life sciences attorney at the law firm of Reed Smith LLP. Mr. Levit also serves as a member of the board of directors of Strados Labs, a medical device company. Mr. Levit holds a JD from Temple University Beasley School of Law and a Bachelor of Arts in Labor & Industrial Relations from Pennsylvania State University, where he is a graduate of the Schreyer Honors College.

Jennifer Minai-Azary Ms. Minai-Azary joined Context in November 2021 as Chief Financial Officer. She brings more than 20 years of finance and accounting experience and has spent the past several years leading finance teams within the life sciences industry. Ms. Minai-Azary also serves on the board of directors of KAHR Medical Ltd. Prior to joining the Company, Ms. Minai-Azary served as Chief Financial Officer of Millendo Therapeutics, a publicly-traded biopharmaceutical company. She also served as Vice President, Finance, as well as in other finance roles, at Millendo where she was responsible for the financial reporting, accounting, treasury, tax, and risk management functions. While at Millendo, she played a key role in several financing transactions and company mergers. Before that, she served as Director, Technical Accounting at PAREXEL International. Ms. Minai-Azary began her career at Ernst & Young and held positions of increasing responsibility where she managed financial statement audits for publicly-traded and privately-held clients within a variety of industries. Ms. Minai-Azary holds a Master of Accounting and a B.B.A. from the University of Michigan and is a certified public accountant.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 1, 2024 for:
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our current executive officers and directors as a group.
The percentage ownership information shown in the table below is based upon 15,966,053 shares of common stock outstanding as of March 1, 2024.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of March 1, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103.

	Beneficial Ownership
	Common Stock
	Shares	%
Executive Officers and Directors
Martin Lehr (1)	1,482,858	9.0%
Jennifer Minai-Azary (2)	190,966	1.2%
Alex Levit (3)	218,189	1.4%
Richard Berman (4)	80,000	*
Jennifer Evans Stacey, Esq. (5)	40,000	*
Philip Kantoff (6)	43,531	*
Linda West (7)	40,000	*
All current executive officers and directors as a group (7 persons)	2,095,544	12.3%
Greater than 5% Holders
Hudson Bay Master Fund Ltd.(8)	1,000,000	5.9%
Opaleye, L.P.(9)	820,000	5.1%
*Represents beneficial ownership of less than 1%.
(1)Consists of (i) 979,891 shares of common stock (of which 820,190 shares of common stock are held by the Martin Lehr 2000 Trust, for which Ellyn Lehr is the Trustee); and (ii) 502,967 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2024.
(2)Consists of (i) 40,000 shares of common stock; and (ii) 150,966 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2024.
(3)Consists of (i) 9,000 shares of common stock; (ii) 156,206 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2024, and (iii) 52,983 shares of common stock owned by Mr. Levit’s spouse.
(4)Consists of 80,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2024.
(5)Consists of 40,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2024.
(6)Consists of (i) 3,531 shares of common stock; and (ii) 40,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2024.
(7)Consists of 40,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2024.
(8)Based solely on the information reported in a Schedule 13G filed by Hudson Bay Master Fund Ltd. on February 2, 2022 with the SEC. As reported in the filing, Hudson Bay Master Fund Ltd. has sole voting power with respect to no shares of common stock, shared voting power with respect to 1,000,000 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of March 1, 2024, sole dispositive power with respect to no shares of common stock and shared dispositive power with respect to 1,000,000 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of March 1, 2024. Sander Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP, the investment manager to Hudson Bay Master Fund Ltd. The principal address for Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 28 Havemeyer Pl. 2nd Floor, Greenwich, CT 06830.
(9)Based solely on the information reported in a Schedule 13G filed by Opaleye, L.P.; Opaleye GP LLC, the general partner of Opaleye, L.P.; and James Silverman, the manager of Opaleye GP LLC (collectively, “Opaleye”), on January 5, 2024 with the SEC. As reported in the filing, Opaleye has sole voting power with respect to no shares of common stock, shared voting power with respect to 820,000 shares of common stock, sole dispositive power with respect to no shares of common stock and shared dispositive power with respect to 820,000 shares of common stock. The principal address for Opaleye is One Boston Place, 26th Floor, Boston MA 02108.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2023 and 2022 by our named executive officers, which include our principal executive officer and the next two most highly compensated executive officers in 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Martin Lehr Chief Executive Officer	2023	491,522	—	186,598	172,661	9,900	860,681
	2022	476,625	35,921	332,403	203,554	9,150	1,057,653
Alex Levit Chief Legal Officer	2023	369,963	—	98,317	103,968	9,900	582,148
	2022	358,750	21,630	141,000	122,570	9,150	653,100
Jennifer Minai-Azary Chief Financial Officer	2023	385,819	—	102,533	108,424	9,900	606,676
	2022	374,125	22,557	147,013	127,823	9,150	680,668
_______________________________
(1)Represents the discretionary portion of 2022 bonus payments to the named executive officers.
(2)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable year computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions ("ASC 718"). Assumptions used in the calculation of these amounts are included in Note 7 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(3)See “Employment, Severance and Change in Control Agreements—2023 Bonus Opportunity” below for a description of the material terms of the programs pursuant to which this compensation to our named executive officers was awarded.

___________

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about equity awards granted to our named executive officers that remained outstanding as of December 31, 2023.

		Option Awards
Name and Principal Position		Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Martin Lehr Chief Executive Officer	(2)	4/30/2021	(3)	257,908	23,446	4.94	4/30/2031
	(2)	2/25/2022	(5)	116,554	137,746	1.79	2/24/2032
	(2)	2/13/2023	(6)	—	287,544	0.84	2/12/2033
Alex Levit Chief Legal Officer	(1)	5/2/2020		833	—	5.70	5/2/2030
	(2)	4/30/2021	(3)	48,358	4,396	4.94	4/30/2031
	(2)	2/25/2022	(5)	49,440	58,430	1.79	2/24/2032
	(2)	2/13/2023	(6)	—	151,505	0.84	2/12/2033
Jennifer Minai-Azary Chief Financial Officer	(2)	11/1/2021	(4)	38,099	14,654	5.59	11/1/2031
	(2)	2/25/2022	(5)	51,549	60,921	1.79	2/24/2032
	(2)	2/13/2023	(6)	—	158,001	0.84	2/12/2033
_______________________________
(1)Previously granted under the Context Therapeutics LLC 2015 Stock Option Plan, which was substituted for a substantially equivalent grant under the the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan.
(2)Granted under the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan.
(3)The shares of common stock underlying this option vest and become exercisable in equal monthly installments over 36 months from the date of grant on April 30, 2021, subject to the recipient’s continued service through each vesting date.
(4)The shares of common stock underlying this option vest and become exercisable in equal monthly installments over 36 months from the date of grant on November 1, 2021, subject to the recipient’s continued service through each vesting date.
(5)The shares of common stock underlying this option vested and became exercisable 25% on February 25, 2023 (the first anniversary of the grant date), and the balance will vest in equal monthly installments over the following three years, subject to the recipient’s continued service through each vesting date.
(6)The shares of common stock underlying this option vested and became exercisable 25% on February 13, 2024 (the first anniversary of the grant date), and the balance will vest in equal monthly installments over the following three years, subject to the recipient’s continued service through each vesting date.

See “Employment, Severance and Change in Control Agreements—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by our named executive officers.
We may in the future, on an annual basis or otherwise, grant additional equity awards to our executive officers pursuant to the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan.
Employment, Severance and Change in Control Agreements
Employment Arrangements
Each of our named executive officers’ employment is “at will” and may be terminated at any time. Below is a description of our employment agreements with each of our named executive officers.
Martin Lehr We entered into an amended and restated employment agreement with Mr. Lehr in October 2021, setting forth the terms of his employment. Under the terms of the employment agreement, Mr. Lehr was entitled to an initial annual base salary of $465,000, which was subsequently increased, most recently to $508,118 effective February 16, 2024. The employment agreement also provides that Mr. Lehr is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 50% of his base salary. The actual amount of any such bonus is to be determined at the sole discretion of our Board based upon its assessment of Mr. Lehr’s performance and Company performance. In addition, Mr. Lehr’s employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”
Alex Levit We entered into an employment agreement with Mr. Levit in October 2021, setting forth the terms of his employment. Under the terms of the employment agreement, Mr. Levit was entitled to an initial annual base salary of $350,000, which was subsequently increased, most recently to $382,454 effective February 16, 2024. The employment agreement also provides that Mr. Levit is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 40% of his base salary. The actual amount of any such bonus is to be determined at the sole discretion of our Board based upon its assessment of Mr. Levit’s performance and Company performance. In addition, Mr. Levit’s employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”
Jennifer Minai-Azary We entered into an employment agreement with Ms. Minai-Azary in November 2021, setting forth the terms of her employment. Under the terms of the employment agreement, Ms. Minai-Azary was entitled to an initial annual base salary of $365,000, which was subsequently increased, most recently to $398,845 effective February 16, 2024. The employment agreement also provides that Ms. Minai-Azary is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 40% of her base salary, which target bonus was prorated on a per diem basis for 2021. The actual amount of any such bonus is to be determined at the sole discretion of our Board based upon its assessment of Ms. Minai-Azary’s performance and Company performance. In addition, Ms. Minai-Azary’s employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”
2023 Bonus Opportunity
Each of our named executive officers was eligible to receive a bonus in 2023. The bonus opportunity was designed to motivate and reward our named executive officers for the attainment of company-wide performance goals, including the achievement of clinical development, financial, business development and other corporate objectives; however, the Compensation Committee, or the Board with respect to Mr. Lehr, retains discretion to allow for individual adjustments based on such factors as it deems appropriate. The 2023 target bonus amounts were set as a percentage of the named executive officer’s annual base salary for 2023 as follows: (1) Mr. Lehr’s target bonus percentage was set at 50%, and (2) Ms. Minai-Azary’s and Mr. Levit’s target bonus percentages were each set at 40% Our named executive officers for 2023 were eligible to receive more than 100% of their target bonuses in the discretion of our Compensation Committee, or our Board with respect to Mr. Lehr. In addition, to remain eligible to receive a bonus, the named executive officers were required to remain employees in good standing on the date bonuses were paid. Bonuses were measured as of December 31, 2023, and the Compensation Committee, or our Board with respect to Mr. Lehr, determined that performance goals under the 2023 bonus plan were achieved at an 70% level. The bonuses were paid in the first quarter of 2024. For 2023, Mr. Lehr’s actual bonus amount was $172,661, Mr. Levit’s actual bonus amount was $103,968, and Ms. Minai-Azary’s actual bonus amount was $108,424.
2024 Bonus Opportunity
In 2024, each of our named executive officers is eligible to receive a bonus. The bonus opportunity is designed to motivate and reward our named executive officers for the attainment of company-wide goals, including the achievement of clinical development, financial, business development and other corporate objectives; however, the Compensation Committee, or the Board with respect to Mr. Lehr, retains discretion to allow for individual adjustments based on such factors as it deems appropriate. Consistent with prior years, the 2024 performance bonus amounts were set as a percentage of each named executive officer’s annual base salary for 2024 as follows: (1) Mr. Lehr’s target bonus percentage remained unchanged from 2023 and is set at 50% and (2) Ms. Minai-Azary’s and Mr. Levit’s target bonus percentages remained unchanged from 2023 and are set at 40%. The named executive officers are eligible to receive more than 100% of their target bonuses in the discretion of our Compensation Committee, or our Board with respect to Mr. Lehr. In addition, to remain eligible to receive a bonus, the named executive officers must remain employees in good standing on the date bonuses are paid.
Potential Payments upon Termination or Change of Control
Mr. Lehr. Pursuant to Mr. Lehr’s employment agreement, Mr. Lehr will be entitled to receive the following severance benefits if Mr. Lehr’s employment is terminated by the Company without “cause” or by Mr. Lehr for “good reason” (each as defined in the amended and restated employment agreement between the Company and Mr. Lehr (the “Lehr Employment Agreement”)), subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the Lehr Employment Agreement: (i) twelve months of base salary continuation, (ii) up to twelve months of continued participation by Mr. Lehr and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all unvested options and any other unvested incentive equity awards granted to him by the Company that are scheduled to vest within eighteen months after such termination shall immediately vest; and, provided that if such termination of employment occurs within twelve months after a “change in control,” (as defined in the Lehr Employment Agreement), then Mr. Lehr shall be entitled to receive: (i) an amount equal to 150% of his annual base salary at the rate in effect on his date of termination, payable ratably over an eighteen month period, (ii) an amount equal to 100% of his target bonus opportunity for the fiscal year in which the Termination Date (as defined in the Lehr Employment Agreement) occurs, payable ratably over a twelve month period, (ii) up to twelve months of continued participation by Mr. Lehr and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all of Mr. Lehr’s then-outstanding equity awards granted to him by the Company will become immediately vested.
Mr. Levit Pursuant to Mr. Levit’s employment agreement, Mr. Levit will be entitled to receive the following severance benefits if Mr. Levit’s employment is terminated by the Company without “cause” or by Mr. Levit for “good reason” (each as defined in the employment agreement between the Company and Mr. Levit (the “Levit Employment Agreement”)), subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the Levit Employment Agreement: (i) nine months of base salary continuation, (ii) up to twelve months of continued participation by Mr. Levit and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all unvested options and any other unvested incentive equity awards granted to him by the Company that are scheduled to vest within twelve months after such termination shall immediately vest; and, provided that if such termination of employment occurs within twelve months after a “change in control,” (as defined in the Levit Employment Agreement), then Mr. Levit shall be entitled to receive: (i) an amount equal to 100% of his annual base salary at the rate in effect on his date of termination, payable ratably over a twelve month period, (ii) an amount equal to 100% of his target bonus opportunity for the fiscal year in which the Termination Date (as defined in the Levit Employment Agreement) occurs, payable ratably over a twelve month period, (iii) up to twelve months of continued participation by Mr. Levit and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iv) all of Mr. Levit’s then-outstanding equity awards granted to him by the Company will become immediately vested.
Ms. Minai-Azary Pursuant to Ms. Minai-Azary’s employment agreement, Ms. Minai-Azary will be entitled to receive the following severance benefits if Ms. Minai-Azary’s employment is terminated by the Company without “cause” or by Ms. Minai-Azary for “good reason” (each as defined in the employment agreement between the Company and Ms. Minai-Azary (the “Minai-Azary Employment Agreement”)), subject to her execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the Minai-Azary Employment Agreement: (i) nine months of base salary continuation, (ii) up to twelve months of continued participation by Ms. Minai-Azary and her eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all unvested options and any other unvested incentive equity awards granted to her by the Company that are scheduled to vest within twelve months after such termination shall immediately vest; and, provided that if such termination of employment occurs within twelve months after a “change in control,” (as defined in the Minai-Azary Employment Agreement), then Ms. Minai-Azary shall be entitled to receive: (i) an amount equal to 100% of her annual base salary at the rate in effect on her date of termination, payable ratably over a twelve month period, (ii) an amount equal to 100% of her target bonus opportunity for the fiscal year in which the Termination Date (as defined in the Minai-Azary Employment Agreement) occurs, payable ratably over a twelve month period, (iii) up to twelve months of continued participation by Ms. Minai-Azary and her eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iv) all of Ms. Minai-Azary’s then-outstanding equity awards granted to her by the Company will become immediately vested.
401(k) Plan
Effective January 1, 2022, we maintain a defined contribution retirement plan (the "401(k) plan"), that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the "Code"). Contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. We contribute a safe harbor minimum contribution equivalent to 3% of employees’ eligible compensation. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan's related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2023 by our directors who were not also our employees. Martin Lehr, our President and Chief Executive Officer, is also a member of our Board, but did not receive any additional compensation for service as a director. The compensation for Mr. Lehr as an executive officer is set forth above under “Executive Compensation- Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	All Other Compensation	Total ($)
Richard Berman	72,500	32,667	—	105,167
Jennifer Evans Stacey, Esq.	60,000	16,333	—	76,333
Philip Kantoff, MD	43,500	16,333	—	59,833
Linda West	63,500	16,333	—	79,833
__________________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2023 computed in accordance with FASB ASC Topic 718. The assumptions we used in valuing the option awards are described in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)The table below shows the aggregate number of option awards and stock awards outstanding for each of our non-employee directors as of December 31, 2023.

Name	Option Awards (#)	Stock Awards (#)
Richard Berman	130,000	—
Jennifer Evans Stacey, Esq.	65,000	—
Philip Kantoff, MD	65,000	—
Linda West	65,000	—
Non-Employee Director Compensation
Our non-employee directors receive the following:
• an annual cash retainer of $55,000 for the chairman of our Board;
• an annual cash retainer of $40,000 for the other members of our Board;
• an additional cash retainer of $15,000 for the Audit Committee chair, $10,000 for the Compensation Committee chair and $7,500 for the Nominating and Corporate Governance Committee chair;
• an additional cash retainer of $7,500 for members of the Audit Committee, $5,000 for members of the Compensation Committee and $3,500 for members of the Nominating and Corporate Governance Committee;
• for members of our Board, an annual grant of options to purchase 25,000 shares (50,000 for our Board chair) pursuant to the Company’s 2021 Long-Term Performance Incentive Plan of our common stock which vests upon the earlier of (i) the first anniversary of the grant date or (ii) the date of our next annual meeting of stockholders, subject to continued service with us.

The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the Board service occurs, prorated for any partial years of service. We also reimburse all reasonable out-of-pocket travel expenses incurred by non-employee directors in attending meetings of our Board or any committee thereof.

Director Independence
Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board determined that all of the directors, other than Mr. Lehr, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has or had with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described above.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2023:

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(#)
Plan Category
Equity compensation plans approved by security holders(1)	2,164,031	$2.20	362,650	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,164,031		362,650
________________________________
(1)Includes the Context Therapeutics 2021 Long-Term Performance Incentive Plan.
(2)Includes 362,650 shares reserved for issuance under the 2021 Long-Term Performance Incentive Plan as of December 31, 2023. The number of shares of common stock reserved for issuance under the 2021 Long-Term Performance Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2021 Long-Term Performance Incentive Plan, an additional 638,642 shares were added to the number of available shares effective January 1, 2024.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

To our knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC during the year ended December 31, 2023 and written representations that no other reports were required, all Section 16(a) filing requirements were timely met with respect to the year ended December 31, 2023.

TRANSACTIONS WITH RELATED PERSONS
Since January 1, 2022, there have been no transactions to which we have been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation Table.”

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding", potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Context Therapeutics Inc. Direct your written request to Context Therapeutics Inc., Attn: Corporate Secretary, 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ ALEX LEVIT
Alex Levit Corporate Secretary April 26, 2024
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103

context therapeutics

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNTX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43042-P10530 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTEXT THERAPEUTICS INC.

The Board of Directors recommends you vote FOR Proposal 1:

The Board of Directors recommends you vote FOR ALL director nominees in Proposal 2:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Richard Berman
02) Philip Kantoff, MD
03) Martin Lehr
04) Jennifer Evans Stacey
05) Linda West

NOTE: To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V43043-P10530

CONTEXT THERAPEUTICS INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 13, 2024 8:30 AM EDT

The stockholder(s) hereby appoint(s) Martin Lehr and Jennifer Minai-Azary, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CONTEXT THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM EDT on Thursday, June 13, 2024, virtually at www.virtualshareholdermeeting.com/CNTX2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side